UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2025 Rhythm Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”), which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval at the Annual Meeting. The Amendment updates the exculpation provision with respect to certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.

A description of the Amendment is included in Proposal No. 4 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2025 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

As a result, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 25, 2025, which became effective upon filing (the “Certificate of Amendment”).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the close of business on the April 28, 2025 record date (the “Record Date”) for the Annual Meeting, there were (i) 63,597,942 shares of the Company’s common stock outstanding, of which each share of common stock was entitled to one vote; and (ii) 150,000 shares of the Company’s Series A convertible preferred stock (“Convertible Preferred Stock”) outstanding, of which 90,000 shares were entitled to vote (each share of Convertible Preferred Stock being entitled to a number of votes equal to 20.8333 shares of common stock per $1,000 liquidation preference of Series A convertible preferred stock). As a result, there were a total of 65,472,938 eligible votes as of the record date. A total of 60,718,627 votes were present online or represented by proxy at the Annual Meeting, representing approximately 92.74% of the total eligible votes as of the Record Date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Definitive Proxy Statement.

Item 1 - Election of two Class II Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Jennifer Good	55,565,432	3,393,257	1,759,938
Edward T. Mathers	35,169,176	23,789,513	1,759,938

Item 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
60,554,577	158,123	5,927	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Item 4 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware; and

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
40,890,846	18,057,763	10,080	1,759,938

Item 4 – Approval of an amendment to our Amended and Restated Certificate of Incorporation to provide for exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “Officer Exculpation Amendment”).

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
55,466,440	3,483,935	8,314	1,759,938

Item 5 – Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Officer Exculpation Amendment.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
52,278,219	6,673,470	7,000	1,759,938

Based on the foregoing votes, Jennifer Good and Edward T. Mathers were elected as Class II Directors, and Items 2, 3, 4 and 5 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
3.1

Amended and Restated Certificate of Incorporation of Rhythm Pharmaceuticals, Inc. dated October 10, 2017, and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Rhythm Pharmaceuticals, Inc. dated June 25, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: June 26, 2025	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer